Exhibit 10.05

                                   AGREEMENT


Sparta Surgical Corporation ("Sparta") and Cordial, N.V. ("Coridal") agree to the following:

1. In consideration of Corida1's services to Sparta, including, but not limited to, consult and financial services performed, Sparta shall issue to Coridal, 350,000 shares Common Stock, par value $0.002, of Sparta Surgical Corporation on or before November 25, 1999. All shares shall have piggyback registration rights and Sparta shall register the 350,000 shares issued pursuant to this Agreement, and (ii) the 582,000 shares previously issued to Coridal by Sparta, all no later than March 1, 2000. It is agreed that none of Coridal's Common Stock in Sparta will participate in a Voting Trust.

2. Sparta agrees to set up a segregated account for the $350,000 loan and further agrees that it shall use the funds pursuant to the attached Use of Proceeds. Prior to Spar withdrawal of funds, Coridal's representative shall be notified as funds are about to withdrawn from the segregated account and the representative will acknowledge writing approval of same.

3. It is agreed that Coridal shall have an irrevocable option (the "Option") to purchase additional 500,000 shares of Common Stock of Sparta Surgical Corporation, at a price of $1.00 per share, exercisable within ten days from submission of due diligence material Coridal for Sparta's targeted acquisition of Home Med-Equip, Inc. or a comparable acquisition. The Option supercedes all previous options given to Coridal by Sparta purchase Sparta Common Stock.

4. Joel S. Ratner will be recommended and nominated by Thomas F. Reiner to the Boar Directors of Sparta.

5. In the event that Coridal exercises the Option and purchases the 500,000 shares of Sparta as set forth in paragraph 3 above, Coridal agrees to convert the indebtedness evidenced by that certain promissory note dated November 3, 1999 into 350,000 shares.

This Agreement shall be in all respects governed by and construed and applied in accordance with laws of the State of New York. The parties to this Agreement consent to the jurisdiction the New York Courts. Arty modification of this Agreement must be in writing signed by Parties hereto.


AGREED AND ACCEPTED THIS 3rd DAY OF NOVEMBER, 1999


By:                                          /s/  Thomas F. Reiner
   --------------------------------          -----------------------------------
   Coridal, N.V.                             Thomas F. Reiner, Chairman
                                             President, CEO
                                             Sparta Surgical Corporation

                                   AGREEMENT
                                   ---------

In consideration of Spags Investment Group, N.V. ("Spags") making a $350,000 loan to Sparta Surgical Corporation ("Sparta") it is agreed to by the above parties as to the following:

     1. Sparta will repay the $350,000 on March 3, 2000 at 7% annual interest as evidence by an executed promissory note (the "Note").

     2. The moneys when due will be paid by Sparta outside the United States. Sparta will pay Spags by wiring funds to the account from which the funds were originally sent to Sparta.

     3. Any modification of this Agreement will be in writing. This Agreement shall be in all respects governed and construed and applied in accordance with the laws of the State of New York. The parties to this Agreement consent to the jurisdiction of the New York Courts.

     4. Sparta and Spags agree that if Coridal, N.Y. purchases 500,000 shares of Sparta Common Stock, par value $0.002, at $1.00 per share ("Common Stock"), then Coridal will also convert its Note of $350,000 into 350,000 shares of Sparta Common Stock at $1.00 per share.

AGREED THIS 3rd DAY OF NOVEMBER, 1999


                                                  /s/  Thomas F. Reiner
-------------------------------                   ------------------------------
Spags Investment Group, N.V.                      Sparta Surgical Corporation
                                                  By Thomas F. Reiner, Chairman
                                                  of the Board President and CEO

                                     OPTION


In consideration of Coridal, N.Y. ("Coridal") securing a loan from Spags Investment Group, N.Y. ("Spags") for Sparta Surgical Corporation ("Sparta"), Sparta and Coridal agree to the following:

     1. In consideration of services performed, Sparta shall issue to Coridal, 350,000 shares of Common Stock, par value $0.002, of Sparta Surgical Corporation on or before November 25, 1999. All shares shall have piggyback registration rights and Sparta shall, if requested by Coridal, register Coridal's 350,000 shares, Coridal's 240,000 shares and Coridal's 342,000 shares of Common Stock no later than March 1, 2000. It is agreed that none of Coridal's Common Stock in Sparta will participate in a Voting Trust.

     2. Sparta agrees to set up a segregated account for the $350,000 loan and further agrees that it shall use the funds pursuant to the attached Use of Proceeds. Coridal's representative shall be notified as funds are about to be withdrawn from the segregated account and the representative will acknowledge in writing approval of same.

     3. It is agreed that Coridal shall have an irrevocable option ("Option") to purchase 500,000 shares of Common Stock, par value $0.002, of Sparta Surgical Corporation exercisable on the following terms:

          (a) That within ten days from submission of due diligence material to Coridal for Sparta's targeted acquisition of Home Med-Equip, Inc. or a comparable acquisition, Coridal can purchase 500,000 shares of the above referred to Common Stock for $500,000.

     4. Joel S. Ratner will be recommended and nominated by Thomas F. Reiner to the Board of Directors of Sparta.

This Agreement, which supercedes the Agreement of August 30, 1999, shall be in all respects governed by and construed and applied in accordance with laws of the State of New York. The parties to this Agreement consent to the jurisdiction of the New York Courts. Any modification of this Agreement will be in writing.

AGREED AND ACCEPTED THIS 3RD DAY OF NOVEMBER, 1999




By:                                         /s/  Thomas F. Reiner
   -------------------------------          ------------------------------------
   Spags Investment Group, N.V.             Thomas F. Reiner, Chairman
                                            President, CEO
                                            Sparta Surgical Corporation